UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2005

Commission File Number   0-15949

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

California	94-2862863
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification No.)

100 Rowland Way, Suite 300, Novato, CA	94945
(Address of principal executive offices)	(Zip code)

(415) 878-4000
(Registrant's telephone number including area code)

Item 2.01 Acquisition or Disposition of Assets

On July 1, 2005 (the “Closing Date”), Houseplans, Inc, a wholly owned subsidiary of International Microcomputer Software, Inc. (“IMSI”) consummated the acquisition (the “Acquisition”) of all the stock of Weinmaster Homes, Ltd. (“WHL”), pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”), dated July 1, 2005, between Weinmaster Homes, Ltd., Bruce Weinmaster and Janice Weinmaster and IMSI/Houseplans, Inc..

The consideration paid in the Acquisition (which was determined as a result of arms’-length negotiations and which was based upon an in depth analysis of WHL’s current and projected business activity in addition to comparable companies and transactions) consists of a combination of cash in the amount of $2,000,000, 826,583 unregistered shares of IMSI common stock (which are required to be registered within 60 days of the filing of IMSI’s Annual Report on Form 10-KSB for the year ended June 30, 2005) and a one-year note in the aggregate amount of $1,000,000.

WHL is the operator of the #2 Google ranked www.globalhouseplans.com website as well as the Canadian focused www.weimaster.com. WHL, one of the leading marketer’s of stock house plans in Canada, has operated its plans business in the United States and Canada for more than twenty-five years and is one of the leading innovators in the market. In addition to more than 14,800 plans available to customers, which includes over 500 proprietary Weinmaster plans, WHL also has an impressive array of content and tools to help homeowners and their builders economically build their dream homes.

IMSI is relying on its available cash balance to honor the payment related to the cash component of this transaction.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Weinmaster Homes, Ltd. Stock Purchase Agreement, dated July 1, 2005, between Weinmaster Homes, Ltd., Bruce Weinmaster & Janice Weinmaster and International Microcomputer Software, Inc.**

99.1	Press release dated June 29, 2005.

** The exhibits to the Stock Purchase Agreement are not being filed herewith. The Stock Purchase Agreement filed herewith briefly describes the contents of each exhibit to the Stock Purchase Agreement. The Registrant undertakes to furnish supplementally a copy of any omitted exhibit to the Commission upon request. Set forth below is a list of the omitted exhibits:

A	Form of Escrow Agreement
B	Form of Promissory Note
C	Form of Pledge Agreement
D	Form of Registration Rights Agreement
E	Form of Employment Agreement- Kristin Weber
F	Purchaser’s Opinion of Counsel
G	Form of Consultant Agreement - Bruce Weinmaster
H	WHL’s Opinion of Counsel
I	Instruction Letter to Shareholder’s Counsel re: Delivery of Certificate Representing the Stock

In accordance with the procedural guidance in SEC Release Nos. 33-8216 and 34-47583, the information in this Form 8-K and the Exhibit attached hereto is being furnished under "Item 9.01. Financial Statements and Exhibits" rather than under "Item 12. Disclosure of Results of Operations and Financial Condition." The information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.

Dated: July 7, 2005	By:	/s/ MARTIN WADE, III
Name: Martin Wade, III Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Weinmaster Homes, Ltd. Stock Purchase Agreement, dated July 1, 2005, between Weinmaster Homes, Ltd., Bruce Weinmaster & Janice Weinmaster and International Microcomputer Software, Inc.

99.1	Press release dated June 29, 2005.